Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

COMPUTERSHARE TRUST COMPANY OF CANADA

(Exact name of trustee as specified in its charter)

CANADA

(Jurisdiction of incorporation or organization if not a U.S national bank)

n/a

(I.R.S. Employer Identification Number)

100 UNIVERSITY AVENUE, 8TH FLOOR
TORONTO, ONTARIO, M5J 2Y1
CANADA

(Address of principal executive offices)

6200 S. Quebec St.
Greenwood Village, Colorado 80111
Attn: Rose Stroud
(303) 262-0797

(Name, address and telephone number of agent for services)

CANOPY GROWTH CORPORATION

(Exact name of obligor as specified in its charter)

Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
(855) 558-9333

(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Superintendent of Financial Institutions (OFSI)

255 Albert Street

Ottawa, Ontario K1A 0H2, Canada

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 15.	Foreign Trustee. Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified under the Act:

The trustee filed a Form T-6, Application Under Section 310(a)(1) of the Trust Indenture Act of 1939 for Determination of Eligibility of a Foreign Person to Act as Institutional Trustee, on September 27, 2010 in connection with the Registration Statement on Form S-1/A (File No. 333-168856) filed by Atlantic Power Corporation (the “2010 Registration Statement”). The order in response to the Form T-6 authorizing the trustee to act as the sole trustee was deemed issued by the SEC concurrently with the effectiveness of the 2010 Registration Statement.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	Articles of Incorporation of the trustee, as now in effect (see Exhibit 1 to Form T-1 filed as Exhibit 25.2 to Registration Statement No. 333-261510).

2.	Certificate of Authority of the trustee to commence business (see Exhibit 2 to Form T-1 filed as Exhibit 25.2 to Registration Statement No. 333-261510).

3.	Authorization of the trustee to exercise corporate trust powers (see Exhibit 3 attached hereto).

4.	A copy of the existing bylaws of the trustee, as now in effect (see Exhibit 4 to Form T-1 filed as Exhibit 25.2 to Registration Statement No. 333-261510).

5.	Not applicable.

6.	Not applicable.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 attached hereto).

8.	Not applicable.

9.	Appointment of Agent for Service of Process on Form F-X (see Exhibit 9 attached hereto).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company of Canada, organized and existing under the laws of Canada, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Vancouver, and Province of Ontario, on the 5th day of June, 2024.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Karl Burgess
Name: Karl Burgess
Title: General Manager

By:	/s/ Jennifer Wong
Name: Jennifer Wong
Title: Manager, Corporate Trust

Exhibit 3

COMPUTERSHARE TRUST COMPANY OF CANADA
(the "**Company**")

<u>Execution of Documents And Countersignatures</u>

RESOLVED THAT:

Pursuant to the authority of the Board of Directors under the terms of Section 2.4 of By-Law No. 4 of the Company, the Board of Directors hereby makes the following designations, which shall supersede any previous designations pursuant to such By-Law:

1. AND THAT for the purposes of this designation each person, holding a position listed below, shall be designated as a Signing Officer of the Company for so long as each person holds such position.

2. AND THAT for the purpose of this designation the Officers and Signing Officers of the Company shall be divided into the following classes:

<u>Class A</u>

Chief Anti-Money Laundering Officer
Chief Compliance Officer
Chief Executive Officer
Chief Financial Officer
Chief Privacy Officer
Chief Risk Officer
Controller
Controller, North America
Executive Vice President
President
Secretary
Senior Vice President
Treasurer
Vice President

<u>Class B</u>

Account Group Manager
Account Manager
Assistant Manager, MBS
Client Relationship Manager
Corporate Trust Officer
Director, Corporate Action and Georgeson Asset Reunification
Director, Governance and Administration
Director, Registered Product Trustee Services
General Manager
General Manager, Client Relationship
General Manager, Client Services
General Manager, Corporate Trust
General Manager, Corporation Actions
General Manager, Emerging Issuer Solutions
General Manager, Registry
Head of Canadian Issuer Services
Head of Vendor Management
High Growth Relationship Manager
Manager, Account Recordkeeping
Manager, Administration
Manager, CCS Client Services
Manager, Client Operations
Manager, Client Relations
Manager, Client Services
Manager, Corporate Actions
Manager, Corporate Trust
Manager, Emerging Issuer Services
Manager, Emerging Issuer Solutions
Manager, Employee Equity Plans
Manager, MBS
Manager, Oil Royalties
Manager, Relationship Manager
NA Regional Manager, NBI/PSG
Operations Manager
Professional, Administration
Professional, Client Services
Professional, Corporate Trust
Professional, Corporate Trust Officer
Professional, Emerging Issuer Solutions
Professional, Leasing and Mineral Tax
Professional, MBS
Professional, Research and Income Tax
Professional, Research and Legal
Regional Director, Plan Ops
Regional Manager, Account Recordkeeping
Regional Manager, Meetings
Relationship Management Manager
Relationship Manager
Senior Account Manager CCS
Senior Relationship Manager
Senior Solutions Specialist
Senior Test Analyst
Tax & Reconciliation Specialist

<u>Class C</u>

Administrator, Client Services
Administrator, Corporate Trust
Administrator, Emerging Issuer Solutions
Administrator, MBS
Administrator, Service Delivery
Administrator, Stock Transfer
Associate Relationship Manager
Associate Trust Officer
Bilingual Assistant Account Manager
Counter Administrator
Head of Tax
Internal Auditor
Issuer Cage Administrator
Junior Project Manager
Manager, Operations Support
Operations Project Administrator
Printroom Dispatch Admin
Processor Complex
Professional, Associate Trust Officer
Project Manager
Project Manager Canada, Operations
Project Manager, Corporate Actions
Project Manager, Operations
Quality Control Coordinator
Quality Improvement Coordinator
Reconciliation Specialist
Resolution Specialist
Senior Associate Relationship Manager
Senior Growth Relationship Manager
Solutions Specialist
Team Leader
Team Leader, Account Recordkeeping
Team Leader, Bond Administration
Team Leader, CDSX and Manual Processing
Team Leader, Complex
Team Leader, Corporate Actions
Team Leader, Corporate Actions Operations
Team Leader, Inbound Comms and Issuing Cage
Team Leader, Oil Royalties
Team Leader, NA Meetings
Team Leader, Transactional
Team Leader, Trust Investments
Technical Specialist, Corporate Action
Transfer Specialist

CTCC Directors' Resolution – Execution of Document & Countersignatures (APPROVED – November 15, 2023)

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 15, 2023) 3. AND THAT, any two Signing Officers listed under the Class A or B heading, or both, or any one Class A or B Signing Officer together with one Class C Signing Officer may represent and act in the name of the Company, but only in the ordinary course of the Company’s trust and agency services business activities including, without limitation, transfer agency, record keeping, plan administration and debt trusteeship. The above-mentioned Signing Officers, on behalf of the Company, shall be authorized: a. to execute and deliver all affidavits, agreements, certificates, contracts, deeds, indentures, notices, undertakings, conveyances or other documents required in the course of its operations including, without restricting the generality of the foregoing, documents evidencing any assignment, charge, co-ownership of immoveable, conveyance, deposit, exchange, habitation, hypothec, insurance, lease, lien, loan, mortgage, partnership, pledge, privilege, purchase, registration of real rights, retrocession, sale, suretyship, usufruct or other like documents; b. to secure any loans or other sums owed by way of mortgage, hypothec, lien or other charges upon property, real or personal, moveable or immovable; c. to acquire, convey, dispose or sell, in whole or in part, by way of public or private sale, by auction or otherwise, of said property so mortgaged, hypothecated or otherwise given as security; d. to grant easements, encumbrances, servitudes, rights of way and other charges and liens upon immovable or real property; e. to grant partial or total acquittances, discharges, mainlevées and releases, with or without consideration, of charges, hypothecs, liens, mortgages, pledges, privileges and of any effect of a giving-in-payment clause or of a resolutory clause; f. to execute and deliver all agreements, contracts, deeds or other documents pertaining to the administration, the custody or the transfer of bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities and to receive funds and invest same in said instruments; and g. to accept, convey, issue, purchase, receive, sell, subscribe for or transfer bonds, certificates of deposits, debentures, notes, options, shares, warrants or like securities. AND IT IS HEREBY RESOLVED THAT: the Signing Officers are authorized to execute all powers, responsibilities and rights and to execute all obligations required under the terms of any affidavit, agreement, certificate, contract, deed, indenture, notice or other empowering document in the course of the Company’s operations and generally to do all such things as are necessary and useful to the fulfillment of the above objects, subject to any limitations imposed by law, in order to give full effect and purpose to the foregoing. 1. AND THAT the authorization contained herein does not include contracts and agreements for the purchase of goods and services by the Company for its own use, which are excluded from the operation of this authorization. 2. AND THAT any one Signing Officer from Classes A, B or C, or any combination thereof, may sign and counter-sign bonds, debentures, stock certificates and other securities on behalf of the Company, when it acts as trustee, transfer agent and/or registrar.

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 15, 2023) 3. AND THAT any Signing Officer may affix the corporate seal to any instrument requiring same. 4. AND THAT any officer holding a dual position shall sign only once.

CTCC Directors’ Resolution – Execution of Document & Countersignatures (APPROVED – November 15, 2023) CERTIFIED TRUE COPY I, ____________________________________, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that this copy of the Resolution Regarding Execution Of Documents and Countersignatures for Computershare Trust Company of Canada is a true copy of the original, which was passed by the Board of Directors at a meeting held on November 15, 2023 and is of full force and effect as of the date hereof. Certified at ____________________ on this _____ day of ____________________, 20____. ____________________________ Assistant Secretary

CTCC Directors’ Resolution – Officers (APPROVED – November 15, 2023) COMPUTERSHARE TRUST COMPANY OF CANADA (the “Company”) Appointment of Officers RESOLVED THAT: The following persons be and they are hereby appointed officers, and such appointments replace all other previous appointments of the Company, to hold the office referred to opposite their respective names until their successors are appointed: Alessandra Pansera Assistant Secretary Amanda Castellano Assistant Secretary Arlene Arellano Assistant Secretary Anita Basi Assistant Secretary Brian Howarth Assistant Secretary Candace Moore General Manager, Plans Carl Teasdale Head of Vendor Management Charles Eric Gauthier Assistant Secretary Cheryl Storey Chief Compliance Officer, Chief Risk Officer, Chief Anti-Money Laundering Officer, Chief Privacy Officer Chris Parsons Assistant Secretary Christian Carvacho Assistant Secretary Colleen Nielsen Assistant Secretary Cosimo Pantaleo Head of Tax Chuck Burgess Chief Information Security Officer, North America David Cavasin Assistant Secretary David J. Nugent Vice President Diane Medeiros Senior Vice President Donna McLaughlin Assistant Secretary Eamon O’Leary Assistant Secretary Fiona Koch Assistant Secretary Helen Konstantinidis Assistant Secretary Irene Choe Assistant Secretary Jacqueline Morrison Assistant Secretary Jennifer Reggin Assistant Secretary John Poolman Assistant Secretary

CTCC Directors’ Resolution – Officers (APPROVED – November 15, 2023) Joseph Chirico Assistant Secretary Kallie Lycouretzos Finance Manager Karl Burgess Assistant Secretary Kate Stevens Assistant Secretary Keith Clermont Assistant Secretary Kelly Wood Assistant Secretary Kim Wagner Chief Information Officer, Business Services Lisa Kudo Assistant Secretary Matthew Cox President and Chief Executive Officer Nathalie Gagnon Assistant Secretary Scott Markham Assistant Secretary Sean Koukal Controller, North America Sharon Lawson Treasurer Shelley Bloomberg Assistant Secretary Sonia Ciavaglia Assistant Secretary Stephen Kelly Head of Service Operations, North America Stephen Murphy Assistant Secretary Stephen Port Chief Financial Officer Tara Israelson Assistant Secretary Tim Menne Controller Tom Liu Assistant Secretary Toni De Luca Senior Vice President Tracey LaPoint Head of Employee Relations, Canada Wade Jamieson General Counsel & Secretary Wouter Beerman Head of Canadian Issuer Services & Assistant Secretary

CTCC Directors’ Resolution – Officers (APPROVED – November 15, 2023) CERTIFIED TRUE COPY I, ___________________________________, Assistant Secretary of Computershare Trust Company of Canada, hereby certify that this copy of the Resolution of Appointment of Officers for Computershare Trust Company of Canada is a true copy of the original, which was passed by the Board of Directors at a meeting held on November 15, 2023 and is of full force and effect as of the date hereof. Certified at ____________________ on this _______ day of _____________________, 20____. ________________________________ Assistant Secretary

BY-LAW NO. 4 Section 2.4 Execution of Instruments Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Company by any two of the directors, Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice-Presidents, Vice-Presidents or Managing Directors. In addition, the board of directors or any two of the Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Executive Vice-Presidents, Senior Vice-Presidents, Regional Vice-Presidents, Vice- Presidents or Managing Directors may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall by signed. Any signing officer may affix the corporate seal to any instruments requiring the same. CERTIFIED to be a true and exact copy of an extract from By-Law No. 4 of the By-Laws of Computershare Trust Company of Canada, which By-Law is in full force and effect as of the date hereof. DATED at Vancouver, B.C. _______________________, 20___. ___________________________ Assistant Secretary

Exhibit 7

68 The above consolidated statement of financial position is presented in United States dollars and should be read in conjunction with the accompanying notes. Note 2023 $000 20221 $000 CURRENT ASSETS Cash and cash equivalents 7 1,141,695 1,000,817 Other financial assets 18 98,973 84,122 Receivables 16 519,415 481,181 Loan servicing advances 17 318,727 296,118 Financial assets at fair value through profit or loss 14 10,226 8,188 Inventories 19 6,310 5,263 Current tax assets 9,303 7,130 Prepayments 59,332 43,470 Assets classified as held for sale 9 - 78,763 Other current assets 20 9,464 2,853 Total current assets 2,173,445 2,007,905 NON-CURRENT ASSETS Receivables 16 93,296 171 Investments accounted for using the equity method 32 8,344 8,380 Financial assets at fair value through profit or loss 14 54,115 61,807 Property, plant and equipment 21 140,266 134,207 Right-of-use assets 22 145,699 170,721 Deferred tax assets1 6 238,575 137,752 Intangibles 10 3,291,996 3,536,727 Other non-current assets 20 649 630 Total non-current assets 3,972,940 4,050,395 Total assets 6,146,385 6,058,300 CURRENT LIABILITIES Payables 23 544,242 543,669 Borrowings 15 593,864 559,331 Lease liabilities 22 35,934 40,703 Current tax liabilities 37,025 24,663 Financial liabilities at fair value through profit or loss 14 6,558 5,135 Provisions 24 43,616 37,601 Deferred consideration 25 1,084 651 Mortgage servicing related liabilities 26 30,042 34,460 Liabilities classified as held for sale 9 - 23,897 Total current liabilities 1,292,365 1,270,110 NON-CURRENT LIABILITIES Payables 23 19,130 38,899 Borrowings 15 1,764,003 1,843,020 Lease liabilities 22 140,213 162,145 Financial liabilities at fair value through profit or loss 14 469,748 230,831 Deferred tax liabilities 6 227,469 232,033 Provisions 24 23,377 23,147 Deferred consideration 25 - 975 Mortgage servicing related liabilities 26 69,098 97,734 Total non-current liabilities 2,713,038 2,628,784 Total liabilities 4,005,403 3,898,894 Net assets 2,140,982 2,159,406 EQUITY Contributed equity 28 519,299 519,299 Reserves1 29 (357,335) (138,090) Retained earnings 30 1,977,976 1,776,767 Total parent entity interest 27 2,139,940 2,157,976 Non-controlling interests 27 1,042 1,430 Total equity 2,140,982 2,159,406 1 The 30 June 2022 deferred tax assets and reserves balances have been restated, please refer to Note 29 Reserves for further information. CONSOLIDATED STATEMENT OF FINANCIAL POSITION as at 30 June 2023

Exhibit 9

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE

OF PROCESS AND UNDERTAKING

A.	Name of issuer or person filing (“Filer”):	Computershare Trust Company of Canada

B.	(1) This is [check one]:

⌧ an original filing for the Filer

☐ an amended filing for the Filer

	(2)	Check the following box if you are filing the Form F-X in paper in accordance with Regulation S-T Rule 101(b)(9) ☐

C.	Identify the filing in conjunction with which this Form is being filed:

	Name of registrant:	Canopy Growth Corporation

	Form type:	S-3

File Number (if known):

	Filed by:	Computershare Trust Company of Canada

	Date Filed (if filed concurrently, so indicate):	Filed concurrently

D.	The Filer is incorporated or organized under the laws of Ontario, Canada and has its principal place of business at Computershare Trust Company of Canada, 510 Burrard St, 3rd Floor, Vancouver, BC, V6C 3B9 Canada, Attention: General Manager, Corporate Trust (phone: (416) 263-9200).

E.	The Filer designates and appoints Computershare Trust Company, N.A. (the “Agent”) located at Computershare Trust Company, N.A., 105 Energy Park Drive, St. Paul MN 55108(phone: (440) 724-2716) as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:

(a) any investigation or administrative proceeding conducted by the Commission; and

(b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.	The Filer stipulates and agrees in connection with its status as trustee with respect to securities registered on Form S-3 to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding.

The Filer further undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

G.	Not applicable.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, and Province of Ontario, June 5, 2024.

COMPUTERSHARE TRUST COMPANY OF CANADA

Filer:	By:	/s/ Karl Burgess
	Name:	Karl Burgess
	Title:	General Manager

	By:	/s/ Jennifer Wong
	Name:	Jennifer Wong
	Title:	Manager, Corporate Trust

This statement has been signed by the following person in the capacity indicated and on June 5, 2024:

Computershare Trust Company N.A.
As Agent for Service of Process of Computershare	By:	/s/ Jerry Urbanek
Trust Company of Canada	Name:	Jerry Urbanek
	Title:	Manager, Corporate Trust